                               SECOND AMENDMENT
                                      TO
                                LOAN AGREEMENT

     This Amendment dated as of June 30, 1997, is among BROOKS AUTOMATION, INC., BROOKS AUTOMATION CANADA CORP., BROOKS AUTOMATION K.K., BROOKS AUTOMATION LTD and BROOKS AUTOMATION MASSACHUSETTS SECURITIES CORP. (each entity a "Borrower" and collectively the "Borrowers"), USTRUST, ("UST") and CORESTATES BANK, N.A.("CoreStates").

                                   RECITALS:

     The Borrowers and UST entered into a Loan Agreement dated as of June 25, 1996 as amended by an Amendment dated as of April 30, 1997 (the "Agreement").

     In order to facilitate its obligations under the Agreement, UST entered into a Participation Agreement dated as of June 25, 1996 with CoreStates pursuant to which UST and CoreStates agreed to a two-thirds (2/3) and one-third (1/3) allocation between themselves of all credits extended to Borrowers under the Agreement.

     The Borrower has requested UST for an additional loan of $7,000,000.

     UST has agreed to increase the credit it will extend to Borrowers provided that, among other things, the Agreement is amended so that CoreStates becomes a party and Borrowers issue a $15,000,000 note to UST and a $7,000,000 note to CoreStates.

     THEREFORE, in consideration of the mutual agreements, representations and warranties contained in this Amendment, Borrowers, UST and CoreStates agree, represent and warrant as follows:

     1.   The Agreement is amended by adding CoreStates as a party.

     2. Section 1 of the Agreement is amended (a) by striking out the definitions of "Agreement", "Bank", "Issuing Bank", "Loan or Revolving Loan", "Loan Documents", "Payment Date", "Promissory Note" and "Termination Date" and inserting the following in their respective places:

          Agreement. This entire Loan Agreement with all the Exhibits, if any,
          ---------
attached, as the same may be amended from time to time.

          Banks.  A term of collective reference to USTrust and CoreStates, each
          -----
of which is sometimes also called "Bank".

          Issuing Bank.  With respect to any Letter of Credit or foreign
          ------------
exchange contract under Section 2.5, USTrust or CoreStates, as applicable.

          Loan or Revolving Loan.  The $22,000,000 line of credit collectively
          ----------------------
extended by the Banks to Borrower under this Agreement.

          Loan Documents.  This Agreement, the Promissory Notes, and all other
          --------------
agreements, documents, instruments and certificates delivered by Borrower or others to the Banks in connection with this Agreement.

          Payment Date.  Each date on which an interest payment is required to
          ------------
be paid by the terms of the Promissory Notes.

          Promissory Note or Notes.  Each of and collectively the $15,000,000
          ------------------------
note of the Borrowers issued to USTrust and the $7,000,000 note of the Borrowers issued to CoreStates in connection with this Agreement, evidencing the Loan and substantially in the form of Exhibit A and A-1 attached.

          Termination Date.  December 31, 1998 as the same may be extended from
          ----------------
time to time, at the sole option of the Banks and at the request of the Borrowers, in a writing signed by the Banks and Borrower.

and (b) by adding thereto the following definition:

          CoreStates.  CoreStates Bank, N.A., its successors and assigns.
          ----------

     3. Section 2 of the Agreement is amended by striking it out in its entirety and inserting a new Section 2 in its place reading as follows:

                                   SECTION 2
                                   ---------

                                REVOLVING LOAN
                                --------------

     Subject to the terms of this Agreement and in reliance on the representations, warranties and agreements of Borrower, the Banks agree to make the Revolving Loan described in this Section 2.

     2.1  Revolving Loan.  From time to time before the earliest to occur of (a)
          --------------
a Default, or (b) the Termination Date, Borrowers may borrow, repay and reborrow sums under the Revolving Loan, provided that the principal amount of the Revolving Loan at any time outstanding may not exceed $22,000,000. At the time of the execution of this Agreement,

Borrowers agree to execute and deliver to the Bank the Promissory Notes evidencing the Revolving Loan.

          2.1.1 Subject to an aggregate limit of $5,000,000 at any time outstanding, Advances under the Revolving Loan may also be used to repay obligations arising with respect to any one or more of the following:

     (a)  Letters of Credit, and
     (b)  foreign exchange contracts,

all as more particularly specified in Sections 2.4 and 2.5 below.

          2.1.2 Whenever a Borrower desires to obtain an Advance hereunder, or convert an outstanding Advance into an Advance of another type, the Borrower shall notify USTrust (which notice shall be irrevocable) by telex, facsimile, or telephone received no later than 12:00 p.m. Boston time on the day on which the request Advance is to be made as or converted into a Base Rate Loan, and received no later than 10:00 a.m. Boston time on the date three (3) Business Days in advance of the time at which the requested Advance is to be made as or converted into a Eurodollar Loan, specifying (i) the amount and effective date of each Advance desired, (ii) whether the Advance is to be a Eurodollar Loan or a Base Rate Loan, (iii) if such Advance is to be made as or converted into a Eurodollar Loan, the Interest Period applicable to the Advance, and (iv) in the case of the conversion of an Advance, the Advance so to be converted. Each such notification shall be immediately followed by a written confirmation thereof by the Borrower in substantially the form of Exhibit B hereto. The Advances comprising the Eurodollar Loans shall be in the aggregate principal amount which is an integral multiple of $500,000.

          2.1.3 The outstanding principal balance of each Advance under a Eurodollar Loan shall be payable on the last day of the Interest Period applicable to such Advance and on the Termination Date. The outstanding principal balance of each Advance under a Base Rate Loan shall be payable on the Termination Date. Each Advance shall bear interest on the outstanding principal balance thereof as set forth in Section 2.2.

          2.1.4 The Advances made by the Bank shall be evidenced by USTrust in an account maintained on the books of USTrust which shall be designated as the Borrowers' "Loan Account" in which account a record of all Advances will be kept, indicating the date each Advance was extended, the amount of the Advance, and the Interest Rate applicable to such Advance, each payment of principal of any such Advance, each payment of interest on any such Advance and such other information as the Bank may determine; provided, however, that the failure of
                                       --------  -------
USTrust to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Advances made by the Banks in accordance with the terms of this Agreement and the Promissory Notes.

     2.2  Interest.

          2.2.1 Subject to the provisions of Section 2.2.4, the Advances comprising each Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Base Rate.

          2.2.2 Subject to the provisions of Section 2.2.4, the Advances comprising each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period for such Advance plus 2%.

          2.2.3 In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan USTrust shall have determined that deposits in the principal amount of the requested Advance are not generally available in the London interbank market, or that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to the Banks or any participant lender making or maintaining the Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, USTrust shall, as soon as practicable thereafter, give written, telex, facsimile, or telephone (promptly confirmed in writing or by telex) notice of such determination to the Borrowers. In the event of any such determination, any request by the Borrowers for a Eurodollar Loan pursuant to this Agreement shall, until USTrust shall have advised the Borrowers that the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Base Rate Loan.

          2.2.4 Interest on each Advance shall be payable on the Interest Payment Dates applicable to such Advance except as otherwise provided in this Agreement. The applicable Base Rate or LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by USTrust, and such determination shall be conclusive absent manifest error.

          2.2.5 If the Borrowers shall default in the payment of the principal of or interest on any Advance or any other amount becoming due hereunder, by acceleration or otherwise, the Borrowers shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the then current interest rate for Base Rate Loans plus 2%.

          2.2.6 USTrust will automatically charge Borrowers' account monthly for all amounts due under the Revolving Loan and forthwith remit to CoreStates the appropriate proportion thereof due CoreStates.

          2.2.7 Notwithstanding the foregoing, any payment not received by USTrust within fifteen (15) days of its due date will be subject to an additional charge of five percent (5.00%) of the amount due.

     2.3  ADDITIONAL COSTS; RESERVE REQUIREMENTS. Notwithstanding any other
          --------------------------------------
provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to the Banks or any participant lender on the principal of or interest on any Eurodollar Loan made by the Banks or any participant lender or any fees or other amounts payable hereunder, or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by the Banks or such participant lender (except any such reserve requirement which is reflected in the LIBO Rate) or shall impose on the Banks or participant lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by the Banks or participant lender, and the result of any of the foregoing shall be to increase the cost to the Banks or participant lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received of receivable by the Banks or participant lender hereunder or under the Promissory Note (whether of principal, interest or otherwise) by an amount deemed by the Banks or the participant lender to be material, then USTrust shall notify the Borrowers thereof and the Borrowers shall pay to USTrust the amount of such increase in cost, reduction in income or additional expense and USTrust shall forthwith remit to CoreStates the appropriate portion thereof due CoreStates. Until USTrust notifies the Borrowers that the circumstances giving rise to such notice no longer apply, the obligation of the Banks to allow conversion to or selection or renewal of Eurodollar Loans by the Borrowers shall be suspended.

     2.4  LETTERS OF CREDIT.
          -----------------

          2.4.1 Subject to the terms and conditions and relying on the representations and warranties herein set forth, USTrust, by itself or through the other Issuing Bank, agrees to issue Letters of Credit for the account of the Borrower, subject to the availability of an Advance under Section 2.1 hereof; provided, however, that (i) the Borrowers have executed a letter of credit
--------  -------
agreement substantially in the form of Exhibit C, (ii) the obligation of the Issuing Bank to issue any Letters of Credit shall be subject to the approval by it of the form, terms and conditions of such Letter of Credit to be issued by such bank and any related documentation, and (iii) the Issuing Bank shall not issue any Letter of Credit if, after giving effect to such issuance, (A) the Letter of Credit Exposure, together with the Foreign Exchange Exposure would exceed $5,000,000, and (B) the Aggregate Exposure under the Revolving Loan would exceed $22,000,000.

          2.4.2 Each Letter of Credit shall by its terms expire on or prior to the earlier of (i) the Termination Date and (ii) the first anniversary of the date of its issuance. Each Letter of Credit shall by its terms provide for payment of drawings in U.S. dollars. Unless otherwise approved in writing by USTrust, each Letter of Credit shall be issued to support obligations of the Borrowers incurred in the ordinary course of business.

          2.4.3 The Borrowers shall give to USTrust written or telex notice of each request for a Letter of Credit not less than five Business Days prior to the proposed issuance thereof and, subject to the other provisions of this
Section 2.4, such request shall specify the proposed date of issuance (which shall be a Business Day), the date on which such Letter of Credit is to expire, the amount of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit and the purpose and proposed form of such Letter of Credit.

          2.4.4 The Borrowers' obligation to repay payments and disbursements made by such Issuing Bank under the Letters of Credit shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

                 (a) any lack of validity or enforceability of any Letter or Credit;

                 (b) the existence of any claim, setoff, defense or other right which the Borrowers or any other person may at any time have against the beneficiary under any Letter of Credit, such Issuing Bank, or any other person in connection with this Agreement or any other agreement or transaction;

                 (c) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                 (d) payment by such Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; provided that such payment shall not have
                                    --------
constituted gross negligence or willful misconduct of such Issuing Bank; and

                 (e) any other circumstance or event whatsoever, whether or not similar to any of the foregoing; provided that such other circumstance or
                                     --------
event shall not have been the result of gross negligence or willful misconduct of such Issuing Bank.

     2.5  FOREIGN EXCHANGE CONTRACTS. The Borrowers may, by notice to USTrust,
          --------------------------
request foreign exchange contracts for the purpose of hedging their foreign exchange exposure arising out of the ordinary course of business, and USTrust, by itself or through the other Issuing Bank, shall enter into such foreign exchange contracts with the Borrowers provided, however, that (a) the Borrowers represent, warrant and covenant that such foreign exchange contract arises in the ordinary course of business and not for speculative purposes, (b) the Borrowers have entered into a foreign exchange facility agreement with the Issuing Bank substantially in the form of Exhibit D, and (c) if, after giving effect to the execution of such contracts (i) the Foreign Exchange Exposure together with the Letter of Credit Exposure would not exceed $5,000,000, and
(ii) the Aggregate Exposure under the Revolving Loan would not exceed
$22,000,000.

     2.6  SPECIAL DEPOSITS. The Borrowers shall, on the Business Day they
          ----------------
receive notice from either of the Banks of an Event of Default, deposit in an account with USTrust, for the benefit of the Banks, (a) an amount of U.S. dollars in cash equal to the Letter of Credit Exposure as of such date; and (b) an amount of U.S. dollars in cash equal to the Foreign Exchange Exposure calculated on the date of deposit in U.S. dollars at the spot rate of exchange, if applicable, for purchasing foreign currency on that date with U.S. dollars. Such deposit shall be held by USTrust as collateral for the payment and performance of the Obligations. So long as such Event of Default is continuing USTrust shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Money in such account shall automatically be applied by USTrust as follows: money deposited under clause (a) shall be applied to reimburse the Issuing Bank(s) for Letter of Credit Disbursements and, (b) if the maturity of the outstanding loans has been accelerated, money deposited under clause (b) shall be applied to satisfy the Obligations.

     2.7  PAYMENTS. The Borrowers shall make each payment (including principal
          --------
of or interest on any Advance or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), Boston time, on the date when due in the currency of the Advance to USTrust at its offices at 30 Court Street, Boston, Massachusetts 02108 in immediately available funds. Each such payment shall be applied to the Obligations then due and payable in such order as the Bank shall determine, but subject to the obligation as between it and CoreStates to forthwith remit the appropriate portion thereof due CoreStates. Whenever any payment (including principal of or interest on any Advance or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     2.8  TAXES. Any and all payments by the Borrowers hereunder or under other
          -----
Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, (collectively the "Taxes") imposed, levied, collected, withheld or assessed on such payments by any governmental authority or political subdivision in the applicable territory and required by it to be paid at source or shall be grossed-up to provide the Banks the same amount after such Tax as they would have received without the imposition of such Tax; provided, however, that the Borrowers agree to provide statements, receipts or supporting data with respect to the payment of such Tax by any Borrower, or certified statements and receipts and such other supporting data as may reasonably be required by the Bank to establish that any such Tax has been paid by Borrowers.

     2.9  CONDITIONS PRECEDENT TO THE LOAN. The Banks' obligations under this
          --------------------------------
Agreement, including funding the Revolving Loan, are subject to the accuracy of the representations and warranties made by Borrowers in the Loan Documents, to the performance by Borrowers of their agreements in the Loan Documents, to the terms provided in this Agreement, and to the satisfaction or waiver by Bank in writing, in whole or in part, of each of the following additional conditions:


          2.9.1  AUTHORITY. The Bank shall be satisfied as to the authority of
                 ---------
the Borrowers to enter into and deliver the Loan Documents.

          2.9.2  CONFLICT WITH OUTSTANDING INSTRUMENTS. Consummation of the
                 -------------------------------------
transactions contemplated by this Agreement and compliance with the terms of the Loan

Documents will not conflict with or result in a breach of any outstanding agreements or other instruments to which any Borrower is a party or by which any Borrower or any of its property is bound.

          2.9.3  Insurance. USTrust shall have received satisfactory evidence
                 ---------
that the insurance required pursuant to Section 3.13 is in force and all premiums paid.

          2.9.4  Opinion of Counsel. USTrust shall have received from counsel
                 ------------------
for Borrowers, an opinion in substantially the following form and substance and dated the date hereof that:

          (a) Brooks Automation, Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and registered to do business in the Commonwealth of Massachusetts as a foreign corporation, and that it has adequate corporate power and authority to own its property and to conduct its business as presently conducted.

          (b) Brooks Automation Massachusetts Securities Corp. is a corporation duly organized and validly existing under the Laws of the Commonwealth of Massachusetts and that it has adequate corporate power to own its property and to conduct its business as presently conducted.

          (c) Brooks Automation Inc., has full corporate power and authority to enter into the Loan Documents, and the Loan Documents have been duly authorized by it, have been duly executed and delivered by its authorized officers, and are the legal, valid and binding obligations of it, enforceable in accordance with their terms, subject to, among other things, laws of general application affecting the rights and remedies of creditors.

          (d) To the knowledge of such counsel, there are no actions, suits or proceedings pending, or threatened against or affecting Brooks Automation, Inc. which would have a material or adverse effect on it or its property in any court or before or by any federal, state, municipal, or any department, commission, board, bureau, agency or instrumentality, and, to the knowledge of such counsel, no Borrower is in default of any order, writ, injunction, decree or demand of any court or federal, state, municipal, or any department, commission, board, bureau, agency or instrumentality which, if not cured, would have a material adverse effect.

          (e) No Borrower is in violation of any term of its statutory organizational documents or by its By-Laws. The execution, delivery and performance of the Loan Documents and the taking of action contemplated thereby will not result in any violation of or be in conflict with or constitute a default under any such term of which such counsel has knowledge, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of Borrower pursuant to any such term, other than as contemplated by the Loan Documents.

          2.9.5  No Material Adverse Change. There is no outstanding or
                 --------------------------
threatened litigation, contingent liabilities or other proceedings, the outcome of which could materially or adversely affect any Borrower nor has there been any material adverse change in the financial condition of any Borrower.

            2.9.6  SATISFACTION OF USTRUST AND ITS COUNSEL.  All action to be
                   ---------------------------------------
taken in connection with the transactions contemplated by the Loan Documents will be reasonably satisfactory in form and substance to USTrust and to its counsel. USTrust shall have received copies of all documents which it may reasonably request in connection with the transactions, which documents shall be in form and substance reasonably satisfactory to it and to its counsel.

     2.10  CONDITIONS PRECEDENT TO ADVANCES.  The Bank's obligations with
           --------------------------------
respect to each request for an Advance under the Revolving Loan are subject to the continued accuracy of the representations and warranties made by the Borrowers in the Loan Documents, to the continued performance by Borrowers of their agreements in the Loan Documents, and to the continued satisfaction of each of the conditions contained in Section 2.9.3 and 2.9.5 above at the time of each request for an Advance.

     4.    Section 3 is amended:

           (a)  By changing the words "Bank" and "Banks" wherever they appear in
Section 3.2, 3.3.3, 3.3.5, 3.4, 3.5, 3.7, 3.11, 3.17, 3.22, 3.24 and 3.25 to
read "the Banks" and "Banks'", respectively;

           (b) By striking out clauses (f) and (l) of Section 3.9 thereof in their entirety and inserting the following in their place:

                (f) Indebtedness outstanding on June 25, 1996 and set forth in the financial statements furnished on or before that date to USTrust and any renewals, extensions or refinancings thereof;

                (l) indebtedness to Corestates under the Master Short Term Foreign Currency Borrowing Agreement dated as of June 25, 1996 and amended by an Amendment dated as of June 30, 1997 provided that such indebtedness does not exceed $6,000,000.

           (c)  By changing the word "Bank" in Section 3.14 to read "USTrust";

           (d) By striking out Section 3.15.1 and 3.15.3 thereof in their entirety and inserting the following in their place:

                3.15.1  Leverage Ratio.  The ratio of Consolidated Total
                        --------------
                Liabilities to Consolidated Tangible Net Worth to be greater than 0.6 to 1.0.

                3.15.3  Current Ratio.  The ratio of Consolidated Current Assets
                        -------------
                to Consolidated Current Liabilities to be less than 2.0 to 1.0.

          (d) By changing the entry "$4,687.50" in Section 3.20 to read "$6,875.00"; and

          (e)  By changing the phrase "all of the Bank's and Issuing Bank's" in
Section 3.23 to read "all of each Issuing Bank's".

     5. Section 5.2 of the Agreement is amended by striking out the phrase "and Bank may, to the extent permitted by law and without notice".

     6. Section 5.3 of the Agreement is amended by changing the word "Bank" wherever it appears to read "Banks".

     7. Section 6.1 of the Agreement is amended by changing the word "Bank" wherever it appears to read "Banks".

     8. Section 6.2 of the Agreement is amended by striking it out in its entirety and inserting a new Section 6.2 in its place and stead reading as follows:

          6.2  Right of Set-off.  As security for the payment and performance of
               ----------------
               the Obligations, each Borrower grants to each Bank a security interest in all deposits and other sums credited by or due such Borrower from that Bank. Regardless of the adequacy of any other collateral, if an Event of Default has occurred and is continuing, any deposits or other sums credited by or due from a Bank to any Borrower, be set off and applied by that Bank against any of the Obligations in such manner as that Bank in its discretion may determine. In addition, each Borrower agrees that the Banks have the rights of a secured party under the Uniform Commercial Code with respect to all of its deposits at the Banks.

     9. Section 6.4 of the Agreement is amended to add the following notice address for CoreStates:

          If to CoreStates:

               CoreStates Bank, N.A.
               The Philadelphia National Bank Building
               1345 Chestnut Street
               Philadelphia, PA 19101-7618
               Attn: R. Thomas Esser, Vice President

     10. Exhibit A to the Agreement is amended by striking it out in its entirety and inserting in its place Exhibits A and A-1 attached to this Amendment.

     11. In order to induce USTrust and CoreStates to enter into this Amendment, Borrower hereby reaffirms to USTrust and CoreStates as of the date hereof all of the representation and warranties contained in Section 4 of the Agreement.

     12. This Amendment is effective as of the date hereof.

     13. Except as specifically amended hereby, all of the terms of the Agreement are hereby ratified and shall remain in full force and effect.

     14. Contemporaneously with the execution hereof Borrower is delivering the opinion referred to in Section 5.1.11 of the Agreement bearing a current date, as well as an opinion of its counsel, also bearing a current date, to the same general effect as was previously required by Section 2.9.4 except that such opinion shall relate to the subject matter of this Amendment and all other documents being executed by Borrowers in connection with the implementation of this Amendment.

     15. The execution of this Amendment by USTrust and CoreStates constitutes a waiver of any default which may have occurred by reason of Borrower not having delivered the opinion required by Section 5.11 of the Agreement within the time specified in said Section 5.11, it being understood that the foregoing waiver is not a waiver of any other Default or Event of Default which may exist under the Agreement.

     IN WITNESS WHEREOF, Borrowers, USTrust and CoreStates have caused this Agreement to be signed by their duly authorized officers as a sealed instrument all as of the day and year first above written.


USTRUST                                 BROOKS AUTOMATION, INC

By: ____________________________        By: /s/ Stanley D. Piekos
       Robert L. Whitmore,                  ---------------------------
       Vice President


CORESTATES BANK, N.A.                   BROOKS AUTOMATION CANADA CORP.

BY: ____________________________        BY: /s/ Stanley D. Piekos
       R. Thomas Esser,                     ---------------------------
       Vice President

BROOKS AUTOMATION K.K.


By: /s/ Stanley D. Piekos
   ----------------------------


BROOKS AUTOMATION MASSACHUSETTS SECURITIES CORP.


By: /s/ Stanley D. Piekos
   ----------------------------


BROOK AUTOMATION LTD


By: /s/ Stanley D. Piekos
   ----------------------------

                                  Exhibit A-1
                                  -----------

                              REVOLVING LOAN NOTE
                              -------------------
$7,000,000                                             June 30, 1997


     FOR VALUE RECEIVED, BROOKS AUTOMATION, INC, BROOKS AUTOMATION CANADA CORP., BROOKS AUTOMATION K.K., BROOKS AUTOMATION LTD. and BROOKS AUTOMATION MASSACHUSETTS SECURITIES CORP. (collectively "Borrower") promises to pay to the order of CORESTATES BANK, N.A. ("Lender") the sum of SEVEN MILLION AND 00/100 DOLLARS ($7,000,000.00), or such lesser amount as may be outstanding from time to time, with interest on the unpaid balance from the date of advance until paid in full at the rates provided in the Loan Agreement (as defined below). Principal and interest shall be paid as provided in said Loan Agreement.

     All payments due hereunder will first be credited to accrued but unpaid interest and the balance to principal, except that if an Event of Default (as that term is defined in the Loan Agreement referred to below) continues beyond any applicable grace period, the Lender may apply amounts thereafter received to principal and/or interest in whatever order it deems appropriate. If more than one interest rate is applicable, such payments will be applied as aforesaid and pro rata in relation to the increments of principal to which such rates apply.

     Every maker, endorser, and guarantor of this Note, or the obligation represented by this Note, waives presentment, demand, notice, protest, and all other demands or notices in connection with the delivery, acceptance, performance, default, or enforcement of this Note, assets to any extension or postponement of the time of payment or any other indulgence, to any addition, substitution, exchange, or release of collateral, and/or to the addition or release of any other party or person primarily or secondarily liable.

     The Borrower agrees to pay all costs and expenses, including attorneys' fees, incurred or paid by the holder hereof in enforcing this Note, to the extent permitted by law.

     This Note is issued under and pursuant to the terms of a Loan Agreement dated as of June 25, 1996, as amended by amendments dated as of April 30, 1997 and June 30, 1997 (collectively the"Loan Agreement") between the Borrower, Lender and CoreStates Bank, N.A. to which Loan Agreement reference is hereby made for a statement of such terms and the respective rights of the Borrower and the holder of this Note; which Loan Agreement by reference thereto is made a part hereof to the same and full extent as if set out and incorporated herein. If an Event of Default (as defined in the Loan Agreement) occurs, the entire principal of the Note may be accelerated at the option of the holder as provided in the Loan Agreement and the principal of this Note and accrued interest shall become due and payable as provided in the Loan Agreement.

This Note shall take effect as an instrument under seal.


                                        BROOKS AUTOMATION, INC.


                                        By: /s/ Stanley D. Piekos
                                           ----------------------------


                                        BROOKS AUTOMATION CANADA CORP.


                                        By: /s/ Stanley D. Piekos
                                           ----------------------------


                                        BROOKS AUTOMATION K.K.


                                        By: /s/ Stanley D. Piekos
                                           ----------------------------


                                        BROOKS AUTOMATION LTD.


                                        By: /s/ Stanley D. Piekos
                                           ----------------------------


                                        BROOKS AUTOMATION MASSACHUSETTS
                                        SECURITIES CORP


                                        By: /s/ Stanley D. Piekos
                                           ----------------------------

                                   EXHIBIT A
                                   ---------

                              REVOLVING LOAN NOTE
                              -------------------

$15,000,000                                                        JUNE 30,1997

     FOR VALUE RECEIVED, BROOKS AUTOMATION, INC., BROOKS AUTOMATION CANADA CORP., BROOKS AUTOMATION K.K., BROOKS AUTOMATION LTD. and BROOKS AUTOMATION MASSACHUSETTS SECURITIES CORP. (collectively "Borrower") promises to pay to the order of US TRUST ("Lender") the sum of FIFTEEN MILLION AND 00/100 DOLLARS (15,000,000.00), or such lesser amount as may be outstanding from time to time, with interest on the unpaid balance from the date of advance until paid in full at the rates provided in the Loan Agreement (as defined below). Principal and interest shall be paid as provided in said Loan Agreement.

     All payments due hereunder will first be credited to accrued but unpaid interest and the balance to principal, except that if an Event of Default (as that term is defined in the Loan Agreement referred to below) continues beyond any applicable grace period, the Lender may apply amounts thereafter received to principal and/or interest in whatever order it deems appropriate. If more than one interest rate is applicable, such payments will be applied as aforesaid and pro rata in relation to the increments of principal to which such rates apply.

     Every maker, endorser, and guarantor of this Note, or the obligation represented by this Note, waives presentment, demand, notice, protest, and all other demands or notices in connection with the delivery, acceptance, performance, default, or enforcement of this Note, assents to any extension or postponement of the time of payment or any other indulgence, to any addition, substitution, exchange, or release of collateral, and/or to the addition or release of any other party or person primarily or secondarily liable.

     The Borrower agrees to pay all costs and expenses, including attorneys' fees, incurred or paid by the holder hereof in enforcing this Note, to the extent permitted by law.

     This Note is issued under and pursuant to the terms of a Loan Agreement dated as of June 25, 1996, as amended by amendments dated as of April 30, 1997 and June 30, 1997 (collectively the "Loan Agreement") between the Borrower, Lender and CoreStates Bank, N.A. to which Loan Agreement reference is hereby made for a statement of such terms and the respective rights of the Borrower and the holder of this Note; which Loan Agreement by reference thereto is made a part hereof to the same and full extent as if set out and incorporated herein. If an Event of Default (as defined in the Loan Agreement) occurs, the entire principal of the Note may be accelerated at the option of the holder as provided in the Loan Agreement and the principal of this Note and accrued interest shall become due and payable as provided in the Loan Agreement.

This Note shall take effect as an instrument under seal.


                                        BROOKS AUTOMATION, INC.


                                        By: /s/ Stanley D. Piekos
                                           ----------------------------


                                        BROOKS AUTOMATION CANADA CORP.


                                        By: /s/ Stanley D. Piekos
                                           ----------------------------


                                        BROOKS AUTOMATION K.K.


                                        By: /s/ Stanley D. Piekos
                                           ----------------------------


                                        BROOKS AUTOMATION LTD.


                                        By: /s/ Stanley D. Piekos
                                           ----------------------------


                                        BROOKS AUTOMATION MASSACHUSETTS
                                        SECURITIES CORP


                                        By: /s/ Stanley D. Piekos
                                           ----------------------------